                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in Post-Effective Amendment No. 12 to the registration statement of Philip Morris Companies Inc. (the "Company") on Form S-14 (File No. 2-96149) and in the Company's registration statements on Form S-3 (File Nos. 33-21033, 33-34940 and 33-49195) and Form S-8 (File Nos. 33-1479, 33-1480, 33-10218, 33-13210, 33-14561, 33-17870, 33-37115,
33-38781, 33-39162, 33-40110 and 33-48781) of our reports dated January 24,
1994, on our audits of the consolidated financial statements and financial statement schedules of the Company as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992, and 1991, which reports are included or incorporated by reference in this Annual Report on Form 10-K.


                                                        /s/ Coopers & Lybrand


New York, New York
March 16, 1994